                                                                    EXHIBIT 99.1


                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                                 BALANCE SHEETS

                                                                    AUGUST 31,
                                                                ------------------
                                                                 1997       1996
                                                                 ----       ----
                                                                  (IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $     2    $   599
  Receivables:
     Trade..................................................        186        383
     Related party..........................................        140
  Inventories...............................................         96         57
  Prepaid expenses..........................................         97         15
                                                                -------    -------
     Total Current Assets...................................        521      1,054
Property and Equipment, net.................................     15,144     11,019
Deferred Taxes..............................................        225
Other Assets................................................                   400
                                                                -------    -------
Total.......................................................    $15,890    $12,473
                                                                =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.........................    $   857    $   428
  Accounts payable and accrued expenses.....................        498        247
  Deferred revenues, net....................................      3,490      2,623
                                                                -------    -------
     Total Current Liabilities..............................      4,845      3,298
Long-Term Debt, less current portion........................      3,367      3,549
Deferred Revenues...........................................        922
Deferred Taxes..............................................                   228
Commitments and Contingencies
SHAREHOLDERS' EQUITY:
  Common stock, par value $ .25 share:
     Authorized 8,000,000 shares
     Issued and outstanding 2,236,705 shares in 1997 and
      1996..................................................        559        559
  Retained earnings.........................................      6,197      4,839
                                                                -------    -------
     Total Shareholders' Equity.............................      6,756      5,398
                                                                -------    -------
Total.......................................................    $15,890    $12,473
                                                                =======    =======

                See accompanying notes to financial statements.

                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                  SEVEN
                                                           YEAR ENDED            MONTHS       YEAR ENDED
                                                           AUGUST 31,             ENDED       JANUARY 31,
                                                     ----------------------    AUGUST 31,     -----------
                                                       1997         1996          1995           1995
                                                       ----         ----       ----------        ----
                                                                               (UNAUDITED)    (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
REVENUES:
  Speedway admissions............................       $5,592       $4,615        $1,996         $4,016
  Other speedway revenues........................        4,504        4,132         1,879          2,801
                                                     ---------    ---------     ---------      ---------
  Total Revenues.................................       10,096        8,747         3,875          6,817
EXPENSES:
  Operating expenses.............................        6,378        5,836         2,722          4,984
  Depreciation...................................          424          264           133            256
  Selling, general and administrative............          654          591           421            348
                                                     ---------    ---------     ---------      ---------
  Total Expenses.................................        7,456        6,691         3,276          5,588
Operating Income.................................        2,640        2,056           599          1,229
Interest Income (Expense), net...................         (332)          27            69             53
                                                     ---------    ---------     ---------      ---------
Income Before Income Taxes.......................        2,308        2,083           668          1,282
Income Taxes.....................................          905          823           248            481
                                                     ---------    ---------     ---------      ---------
Net Income.......................................        1,403        1,260           420            801
Retained Earnings, beginning of period...........        4,839        3,624         3,249          2,560
Dividends Paid...................................          (45)         (45)          (45)          (112)
                                                     ---------    ---------     ---------      ---------
Retained Earnings, end of period.................       $6,197       $4,839        $3,624         $3,249
                                                     =========    =========     =========      =========
Net Income Per Share.............................         $.63         $.56          $.19           $.36
                                                     =========    =========     =========      =========
Weighted Average Shares Outstanding..............    2,236,705    2,236,705     2,236,705      2,236,705
                                                     =========    =========     =========      =========

                See accompanying notes to financial statements.

                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                            STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED       SEVEN MONTHS   YEAR ENDED
                                                        AUGUST 31,          ENDED       JANUARY 31,
                                                     -----------------    AUGUST 31,    -----------
                                                      1997      1996         1995          1995
                                                      ----      ----     ------------      ----
                                                                         (UNAUDITED)    (UNAUDITED)
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................  $ 1,403   $ 1,260     $   420         $ 801
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation..................................      424       264         133           256
     Changes in assets and liabilities which
       provided (used) cash:
       Receivables.................................       57      (247)       (135)
       Inventories, prepaid expenses and other
          assets...................................     (121)        8         (25)           16
       Accounts payable and accrued liabilities....      251        38         143           (89)
       Deferred taxes..............................     (453)       57
       Deferred revenue............................    1,789       890         481           607
                                                     -------   -------     -------         -----
     Net cash provided by operating activities.....    3,350     2,270       1,017         1,591
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and equipment, net.........   (4,549)   (6,480)     (1,069)         (610)
  Payments received on notes receivable............      400        50          50
                                                     -------   -------     -------         -----
     Net cash used in investing activities.........   (4,149)   (6,430)     (1,019)         (610)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan proceeds....................................    2,176     3,977
  Payments on debt.................................   (1,929)
  Dividends........................................      (45)      (45)        (45)         (112)
                                                     -------   -------     -------         -----
     Net cash provided by (used in) financing
       activities..................................      202     3,932         (45)         (112)
                                                     -------   -------     -------         -----
Net Increase (Decrease) in Cash and Cash
  Equivalents......................................     (597)     (228)        (47)          869
Cash and Cash Equivalents at Beginning of Period...      599       827         874             5
                                                     -------   -------     -------         -----
Cash and Cash Equivalents at End of Period.........  $     2   $   599     $   827         $ 874
                                                     =======   =======     =======         =====
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for interest.........  $   357   $    48                     $   1
                                                     =======   =======                     =====
  Cash paid during the period for taxes............  $ 1,361   $   833     $   201         $ 482
                                                     =======   =======     =======         =====

                See accompanying notes to financial statements.

                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

     The financial statements include the accounts of NCMS, which owns and operates North Carolina Motor Speedway near Rockingham, North Carolina. NCMS promotes race weekends in February and October of each year featuring a NASCAR Busch Series Grand National Division event and a NASCAR Winston Cup Series event. NCMS also hosts the annual UNOCAL 76/Rockingham Pit Crew World Championship during the October event weekend.

     The accompanying unaudited financial statements have been prepared by management and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and cash flows of NCMS for the seven months ended August 31, 1995 and for the year ended January 31, 1995.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents -- NCMS considers all investments with a maturity of three months or less, at purchase, as cash equivalents.

     Inventories -- Inventories are stated at the lower of cost or market value, with cost determined primarily by the first in, first out (FIFO) method.

     Property and Equipment -- Property and equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives ranging from three to forty years. The carrying values of fixed assets are evaluated annually for impairment.

     Revenue Recognition -- Race related revenues and expenses are recognized upon completion of an event. Deferred revenues represents advance race related revenues, net of expenses, on future races.

     Income Taxes -- Deferred taxes reflect the impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will likely differ from those which are estimated, however such differences are not expected to be material.

     Reclassifications -- Certain reclassifications have been made to prior period financial statements to conform with the 1997 presentation.

3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                                      AUGUST 31,
                                                                -----------------------
                                                                 1997            1996
                                                                 ----            ----
                                                                    (IN THOUSANDS)
Land and improvements.......................................    $   209         $   209
Buildings and improvements..................................     17,741          13,228
Equipment...................................................        839             803
                                                                -------         -------
                                                                 18,789          14,240
Less accumulated depreciation...............................      3,645           3,221
                                                                -------         -------
                                                                $15,144         $11,019
                                                                =======         =======

                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

     As of August 31, 1997, NCMS had $1.2 million in construction in progress relating primarily to the construction of a new grandstand and related facilities with an estimated total cost of $1.5 million. As of August 31, 1996, NCMS had $4.0 million in construction in progress relating to the construction of a multipurpose structure above the main grandstand.

4. LONG-TERM DEBT

     Long-term debt at August 31, 1997 and 1996 consists of a note payable bearing interest at 2.7% over the average 91-day Treasury rate (7.76% and 7.87% at August 31, 1997 and 1996, respectively) secured by all assets of NCMS and guaranteed by PMI. The note is to be repaid in fourteen semi-annual payments of $429,000 with the final payment in 2003. NCMS also has lines of credit of $2.1 million at the same rate as above, of which $1.9 million was available as of August 31, 1997. As of August 31, 1997, the carrying value of the debt approximated fair value.

5. EMPLOYEE BENEFIT PLANS

     NCMS participates in a non-contributory, discretionary profit-sharing plan which covers employees who meet certain length of service requirements. Contributions of approximately $75,000, $57,000, $35,000 (unaudited) and $48,000 (unaudited), respectively were made to the plan during the years ended August 31, 1997 and 1996, the seven months ended August 31, 1995 and the year ended January 31, 1995.

     Employees are also provided a defined contribution retirement plan, whereby NCMS contributes 10% of each eligible employee's annual salary to the plan. The expense related to this plan was $50,000, $38,000, $23,000 (unaudited) and $32,000 (unaudited), respectively during the years ended August 31, 1997 and 1996, the seven months ended August 31, 1995 and the year ended January 31, 1995.

6. TAXES

     The provision for income taxes consists of the following:

                                                          YEAR ENDED     SEVEN MONTHS      YEAR
                                                          AUGUST 31,        ENDED          ENDED
                                                         -------------    AUGUST 31,    JANUARY 31,
                                                          1997    1996       1995          1995
                                                          ----    ----   ------------   -----------
                                                                         (UNAUDITED)    (UNAUDITED)
                                                                       (IN THOUSANDS)
Current................................................  $1,358   $766       $224          $444
Deferred...............................................    (453)    57         24            37
                                                         ------   ----       ----          ----
     Total.............................................  $  905   $823       $248          $481
                                                         ======   ====       ====          ====

     A reconciliation of taxes computed at the federal statutory rate and the effective rate is as follows:

                                                         YEAR ENDED      SEVEN MONTHS      YEAR
                                                         AUGUST 31,         ENDED          ENDED
                                                       ---------------    AUGUST 31,    JANUARY 31,
                                                        1997     1996        1995          1995
                                                        ----     ----    ------------   -----------
                                                                         (UNAUDITED)    (UNAUDITED)
                                                                      (IN THOUSANDS)
Income before income taxes...........................  $2,308   $2,083       $668         $1,282
                                                       ------   ------       ----         ------
Taxes computed at statutory rate.....................     785   $  708       $227         $  436
State taxes, net of federal..........................     120      115         21             45
                                                       ------   ------       ----         ------
     Total income tax expense........................  $  905   $  823       $248         $  481
                                                       ======   ======       ====         ======
Effective tax rate...................................    39.2%    39.5%      37.1%          37.5%
                                                       ======   ======       ====         ======

                      NORTH CAROLINA MOTOR SPEEDWAY, INC.
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

     Temporary differences which give rise to deferred tax assets and (liabilities) are as follows:

                                                                 AUGUST 31,
                                                              -----------------
                                                              1997        1996
                                                              ----        ----
                                                               (IN THOUSANDS)
Depreciation................................................  $(262)      $(192)
State taxes.................................................     48         (36)
Deferred revenues...........................................    439
                                                              -----       -----
     Total..................................................  $ 225       $(228)
                                                              =====       =====

7. CHANGE IN CONTROL

     In May, 1997, PMI purchased the common stock of NCMS held by the majority shareholder, increasing its ownership interest to approximately 69.9%. A proposal to merge PMI and NCMS was approved by the NCMS Board of Directors in August, 1997. This merger proposal, which offers NCMS shareholders cash of $19.61 per share or an equivalent amount of PMI Stock, will be presented to the shareholders of NCMS at a meeting to be held in the fourth quarter of 1997. Subsequent to the approval of the merger by the NCMS Board of Directors, O. Bruton Smith, a minority shareholder of NCMS, sued NCMS, PMI and certain directors of NCMS in an effort to enjoin the completion of the merger.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of North Carolina Motor Speedway
Rockingham, North Carolina

     We have audited the accompanying balance sheets of North Carolina Motor Speedway as of August 31, 1997 and 1996 and the related statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
Detroit, Michigan

September 23, 1997